Consent of Counsel

      We hereby consent to the use of our name and to the reference to our Firm under the caption "Additional Service Providers - Legal Counsel" in the Statement of Additional Information that is included in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended, of The Roxbury Funds. This consent does not constitute a consent under
Section 7 of the 1933 Act, and in consenting to the use of our name and the reference to our Firm under such caption we have not certified any part of Pre-Effective No. 1 and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                           /s/ Drinker Biddle & Reath LLP
                                           ______________________________
Philadelphia, Pennsylvania                 Drinker Biddle & Reath LLP
June 30, 2006